UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2026

BioXcel Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38410	82-1386754
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 Long Wharf Drive

New Haven, CT 06511

(Address of principal executive offices, including Zip Code)

(475) 238-6837

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	BTAI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 31, 2026, BioXcel Therapeutics, Inc. (the “Company”) entered into the Eleventh Amendment to Credit Agreement and Guaranty (the “Eleventh Amendment”), which amended the Credit Agreement and Guaranty, dated April 19, 2022, as amended (the “Credit Agreement”), by and among the Company, as the borrower, certain subsidiaries of the Company from time to time party thereto as subsidiary guarantors, the lenders party thereto (the “Lenders”), and Oaktree Fund Administration LLC, as administrative agent.

Pursuant to the Eleventh Amendment, the Lenders agreed to (i) defer the payment of principal that was originally due on June 30, 2026, which was previously deferred to July 31, 2026 pursuant to the Tenth Amendment to the Credit Agreement (the “Tenth Amendment”), until August 31, 2026, at which point the Company is obligated to make a payment of $9,016,914.47 (constituting the principal and interest that were due and payable on June 30, 2026) plus all accrued interest and fees on such amount through and including August 31, 2026, and (ii) reduce the Credit Agreement’s minimum liquidity covenant to require minimum cash liquidity of $6.25 million (instead of $7.5 million).

In addition, pursuant to the Eleventh Amendment, among other things:

•	The Company is required to, on or prior to August 10, 2026 (extended from July 31, 2026, as was required under the Tenth Amendment), enter into definitive agreements with respect to one or more transactions acceptable to Lenders that (A) would result in the repayment of all loan and other obligations under the Credit Agreement or (B) is an alternative capital solutions transaction on terms and conditions acceptable to the Lenders.

•	Through August 10, 2026 (extended from July 31, 2026, as was provided for under the Tenth Amendment), the Company is prohibited from entering into, terminating, or otherwise modifying any compensation arrangement with its directors, officers or employees, or making any non-ordinary course payments to, or materially increasing the compensation or benefits of, such persons.

The foregoing summary of the Eleventh Amendment is qualified in its entirety by the complete text of such agreement, a copy of which is filed hereto as Exhibits 10.1.

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits.

Ex. No.	Description

10.1	Eleventh Amendment to Credit Agreement and Guaranty, dated July 31, 2026

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2026	BIOXCEL THERAPEUTICS, INC.

/s/ Richard Steinhart
	By:	Richard Steinhart
	Title:	Chief Financial Officer